UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    January 25, 2019

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2400 3rd Avenue, Suite 150, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
 Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On January 25, 2019, Sound Financial Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, Sound Community Bank (the “Bank,” and together with the Company, the “Employers”), entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”) with Laura Lee Stewart, President and Chief Executive Officer of the Employers.  The Amended Employment Agreement amends and restates the Amended and Restated Employment Agreement entered into with Ms. Stewart on August 30, 2016 (“Prior Employment Agreement”).  On that same date, the Bank also entered into an Amended and Restated Confidentiality, Non-Competition, and Non-Solicitation Agreement (the “Amended Non-Compete Agreement”) with Ms. Stewart.  The Amended Non-Compete Agreement amends and restates the Amended and Restated Confidentiality, Non-Competition, and Non-Solicitation Agreement employment agreement entered into with Ms. Stewart on November 23, 2015 (“Prior Non-Compete Agreement”).

Amended Employment Agreement.  The Amended Employment Agreement, which is effective as of January 25, 2019, was revised to provide for an initial term expiring on December 31, 2020.  Beginning on January 1, 2020 and on each January 1st thereafter, the term of the Amended Employment Agreement will be extended for a period of one additional year, unless either the Employers give notice to Ms. Stewart or Ms. Stewart gives notice to the Employers in writing at least 60 days prior to such date that the term of the Amended Employment Agreement will not be extended further.  If any party gives timely notice that the term will not be extended as of any such January 1st, then the Amended Employment Agreement will terminate at the conclusion of its remaining term.  The Prior Employment Agreement provided for an initial term expiring on December 31, 2018, with annual extensions beginning on January 1, 2019 and on each January 1st thereafter unless either the Employers gave notice to Ms. Stewart or Ms. Stewart gave notice to the Employers in writing at least 60 days prior to such date that the term of the Prior Employment Agreement would not be extended further.

The Amended Employment Agreement also was revised to provide that if a change in control of the Company or the Bank occurs during the term of the agreement, then the term will be extended to the extent necessary so that it expires no earlier than the one-year anniversary of the date of the change in control.  This ensures that the cash severance under the Employment Agreement is at least one times Ms. Stewart’s salary.

Ms. Stewart's annual minimum base salary under the Amended Employment Agreement will be Four Hundred Thirteen Thousand Two Hundred Thirty-One Dollars and Thirty-Seven Cents ($413,231.37), her base salary for 2019 as established by the Compensation Committee of the Board of Directors.  The Amended Employment Agreement, consistent with the Prior Employment Agreement, provides for no salary reductions; participation in bonus plans, retirement plans, group insurance and other benefits provided to full time Bank employees generally and in which executive officers participate; and reimbursement of expenses incurred by Ms. Stewart in performing services for the Employers. The Amended Employment Agreement continues to provide that if Ms. Stewart’s employment is terminated for any reason other than cause, death, retirement or disability, or if she resigns following certain events such as relocation or demotion, she will be entitled to receive the following for the remaining term of the Amended

Agreement: (i) her salary and (ii) at no premium cost to Ms. Stewart, the same group health benefits and other group insurance and group retirement benefits as Ms. Stewart would have received had she continued to be employed by the Employers, to the extent that the Employers can do so under the terms of applicable plans as are maintained by the Employers for the benefit of their executive officers from time to time.  All of the foregoing payments are subject to cut-back to the extent the payments are deemed “parachute payments” under Section 280G of the Internal Revenue Code, as amended.

The foregoing summary of the Amended Employment Agreement is qualified in its entirety by reference to the Amended Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amended Non-Compete Agreement.  The Amended Non-Compete Agreement provides that the term of the non-compete and non-solicitation periods applicable to Ms. Stewart is a fixed period of 36 months from the date of Ms. Stewart’s separation from service with the Company and the Bank (the “Restricted Period”).  Under the Prior Non-Compete Agreement, the term of the non-compete and non-solicitation periods would commence upon Ms. Stewart’s separation from service with the Company and the Bank and would expire upon the earlier of (i) 36 months from the date of Ms. Stewart’s separation from service with the Company and the Bank, or (ii) the date she begins receiving retirement benefits under her 2011 supplemental executive retirement plan (“2011 SERP”).  As Ms. Stewart would be eligible to begin receiving retirement benefits under the 2011 SERP on March 1, 2019 (although such benefits do not actually commence until she experiences a separation from service from the Company and the Bank), the restrictive covenants under the Prior Non-Compete Agreement have effectively expired and Ms. Stewart would not be subject to any restrictive provisions or entitled to any payments related thereto, except in connection with a change in control.

Under the Amended Non-Compete Agreement, in consideration for agreeing to extend the restrictive covenants, Ms. Stewart will be entitled receive the payments set forth in the Amended Non-Compete Agreement, which payments are the same as those that were contained in the Prior Non-Compete Agreement.  As such, under the Amended Non-Compete Agreement, upon Ms. Stewart's termination of employment by the Bank for cause or voluntarily by Ms. Stewart (other than for good reason), Ms. Stewart will be entitled to receive a bi-monthly payment, in an amount equal to $3,542, which amount shall be paid in equal bi-monthly payments during the Restricted Period beginning on the fifth day of the month following her separation from service with the Bank.  Upon Ms. Stewart’s termination of employment with the Bank for any reason other than set forth in the preceding sentence, she will be entitled to receive an amount equal to 150 percent of her then-base salary plus the average of her past three years short term bonus pay, payable in 12 monthly installments beginning on the first day of the month following her termination.  If Ms. Stewart breaches any of the covenants contained in the Amended Non-Compete Agreement, her right to any of the payments specified above after the date of the breach shall be forever forfeited.  Notwithstanding the foregoing, under her Amended Non-Compete Agreement (and consistent with her Prior Non-Compete Agreement), if Ms. Stewart’s employment with the Bank is involuntarily terminated or she terminates her employment with the Bank for good reason at any time within 24 months following a change in control, Ms. Stewart will be entitled to receive an amount equal to 150 percent of her then-base salary plus the average of her past three years short term bonus, payable in a lump sum.

No payments will be made under the Amended Non-Compete Agreement if Ms. Stewart’s employment ceases on account of her disability or death (and payments that have commenced will cease upon death), or if she is otherwise ineligible to work in the financial products or services industry.

The Amended Non-Compete Agreement also was revised to (i) expand the exceptions to the confidentiality provisions to reflect whistleblower provisions (as required by various regulatory agencies) and the Defend Trade Secrets Act of 2016, (ii) limit the geographic area of the non-compete provisions to counties in which the Bank or its affiliates have an office, as well as counties adjacent to such counties to enhance the enforceability of the non-compete restrictions under Washington law and (iii) make non-substantive, ministerial changes.

The foregoing summary of the Amended Non-Compete Agreement is qualified in its entirety by reference to the Amended Non-Compete Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Executive Nonqualified Excess Plan. On January 25, 2019, the board of directors of the Bank approved a $40,000 discretionary contribution for Ms. Stewart under the Bank’s Executive Nonqualified Excess Plan (the “Plan”) .  A copy of the Plan was filed by the Company under a Form 8-K with the Securities and Exchange Commission on March 24, 2017.  The Plan complies with the deferred compensation rules set forth in Section 409A of the Internal Revenue Code.  The purpose of the Plan is to provide a select group of management or highly-compensated employees of the Bank with an opportunity to defer the receipt of up to eighty percent (80%) of their annual base salary, bonus, performance-based compensation and any commission income and to assist the Bank in attracting, retaining and motivating employees of high caliber and experience.  In addition to elective deferrals, the Bank may make discretionary and other contributions to be credited to the account of any or all participants, subject to the vesting requirements set forth in the Plan.  Discretionary contributions by the Bank become 100% vested upon the completion of three years of service from a participant’s effective date of participation in the Plan (with accelerated vesting upon death, disability or a change in control), while other Bank contributions (including matching contributions) vest at the rate of 20% per year, beginning with the participant’s two-year anniversary of his or her date of hire.  The board of directors of the Bank agreed that in the event Ms. Stewart has a separation from service prior to January 1, 2020, the date she becomes vested in the above $40,000 discretionary contribution, then the Bank shall amend the Plan to provide for immediate vesting as of the date of the separation from service.

Each participant’s deferred compensation account is credited with an investment return determined as if the account was invested in one or more investment funds.  Each participant elects the investment funds in which his or her account shall be deemed to be invested. Distributions of vested account balances are made upon death, disability, separation from service, a specified in-service date or unforeseeable emergency. Distributions shall be made in a single cash payment or, at the election of the participant, in annual installments for a period of up to ten (10) years in the case of a separation from service and in annual installments for a period of up to five (5) years in the case of an in-service distribution.

The obligations of the Bank under the Plan are general unsecured obligations of the Bank to pay deferred compensation in the future to eligible participants in accordance with the terms of the Plan from the general assets of the Bank, although the Bank may establish a trust to hold amounts which the Bank may use to satisfy Plan distributions from time to time. Distributions from the Plan are governed by the Internal Revenue Code and the Plan. The Bank may, at any time, in its sole discretion, terminate the Plan or amend or modify the Plan, in whole or in part, except that no such termination, amendment or modification shall have any retroactive effect to reduce any amounts deemed to be accrued and vested prior to such amendment.

The description above is a summary and is qualified in its entirety by the terms of  the Plan, a copy of which is attached as Exhibit 10.2 to the Company’s Form 8-K filed with the Securities and Exchange on March 24, 2017 and is incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits.

(d)          Exhibits:  The following exhibits are filed herewith:

Exhibit 10.1	Amended and Restated Employment Agreement dated January 25, 2019, by and among Sound Financial Bancorp, Inc., Sound Community Bank and Laura Lee Stewart.

Exhibit 10.2	Amended and Restated Confidentiality, Non-Competition, and Non-Solicitation dated January 25, 2019, by between Sound Community Bank and Laura Lee Stewart.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUND FINANCIAL BANCORP, INC.

Date:	January 30, 2019	By:	/s/ Daphne E. Kelley
Daphne E. Kelley, Executive Vice President and Chief Financial Officer

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